SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 5, 2006
Date of Report
(Date of earliest event reported)
AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)
(901) 495-6500
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.
     AutoZone has other commercial relationships with certain parties to the Credit Facilities described in Item 2.03. From time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth under Item 2.03 below is incorporated into this Item 1.02 by reference.
     AutoZone has other commercial relationships with certain parties to the 364-Day Credit Facility described in Item 2.03. From time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 5, 2006, AutoZone, Inc. (“AutoZone”) took the following actions:
     (1) entered into a new Four-Year Credit Agreement dated as of May 5, 2006, among AutoZone as Borrower, the several Lenders from time to time party thereto, and Bank of America, N.A. (“Bank of America”) as Administrative Agent, Citicorp USA, Inc. (“CUSA”) as Syndication Agent, and a syndicate of financial institutions (including Bank of America and CUSA) as lenders, arranged by Banc of America Securities LLC and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Book Managers (the “Four-Year Credit Facility”);
     (2) terminated the Amended and Restated 364-Day Credit Agreement dated as of May 17, 2004, among AutoZone as Borrower, the several Lenders from time to time party thereto, Bank of America as Administrative Agent and CUSA as Syndication Agent (the “364-Day Credit Facility”), which was scheduled to expire on May 15, 2006, and was replaced by the Four-Year Credit Facility;
     (3) amended and restated its Amended and Restated Five-Year Credit Agreement dated as of May 17, 2004, among AutoZone as Borrower, the several Lenders from time to time party thereto, Bank of America as Administrative Agent and CUSA as Syndication Agent (as amended and restated, the “Restated Five-Year Credit Facility”); and
     (4) amended its Credit Agreement dated as of December 23, 2004, among AutoZone as Borrower, the several Lenders from time to time party thereto, Bank of

America as Administrative Agent and Wachovia Bank, National Association (“Wachovia”) as Syndication Agent (the “Term Loan Facility”).
     The Four-Year Credit Facility and the Restated Five-Year Credit Facility are collectively referred to herein as the “Credit Facilities.”
     The aggregate principal amount of the Credit Facilities is $1,000,000,000; the principal amount of the Four-Year Credit Facility is $300 million, and the principal amount of the Restated Five-Year Credit Facility is $700 million. AutoZone may increase the aggregate size of the Credit Facilities to an amount not to exceed $1,300,000,000 provided certain conditions are met. The Credit Facilities include a $50 million sublimit for Swingline Loans (as defined below) and a $200 million sublimit for letters of credit.
     Both the Four Year Credit Facility and the Restated Five-Year Credit Facility will terminate, and all amounts outstanding thereunder will be due and payable in full, on May 5, 2010 (the “Termination Date”).
     Revolving loans under the Credit Facilities may consist of, at AutoZone’s election, base rate loans, Eurodollar loans or a combination thereof. Interest accrues on base rate loans at a fluctuating rate per annum equal to the higher of Bank of America’s prime rate or the Federal Funds Rate plus 1/2 of 1%. Interest accrues on Eurodollar loans at a defined Eurodollar rate plus the applicable percentage, which can range from 23 basis points to 70 basis points, depending upon AutoZone’s senior unsecured (non-credit enhanced) long term debt rating, as published by Standard & Poor’s Ratings Services and/or Moody’s Investors Service, Inc. At AutoZone’s current ratings, the applicable percentage on Eurodollar loans is 27 basis points.
     Certain revolving credit loans (“Swingline Loans”) will be made available by the Swingline Lender, Bank of America, on a same-day basis in minimum amounts of $5 million, up to a limit of $50 million. AutoZone must repay each Swingline Loan in full upon the earliest of (a) the maturity date agreed to by AutoZone and the Swingline Lender (not more than seven business days from the date of advance), (b) the Termination Date, or (c) the demand of the Swingline Lender. Swingline Loans that are base rate loans accrue interest at a base rate per annum equal to the higher of Bank of America’s prime rate or the Federal Funds Rate plus 1/2 of 1%. Quoted rate Swingline Loans accrue interest at the fixed percentage rate per annum offered by the Swingline Lender and accepted by AutoZone with respect to such Swingline Loan.
     A portion of the Restated Five-Year Credit Facility, not in excess of $200 million, will be available for the issuance of letters of credit. Letters of credit will be issued by SunTrust Bank, Bank of America, Wachovia or another lender acceptable to AutoZone and the Administrative Agent.
     Competitive loans under the Credit Facilities will bear interest at the fixed rate of interest offered by a lender for such competitive loan. Interest on competitive loans is payable in arrears on each applicable interest payment date as defined in the Credit Facilities or at such other times as may be specified.
     AutoZone may prepay loans under the Credit Facilities (other than competitive loans, which may not be prepaid) in whole or in part at any time without premium or penalty, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of Eurodollar loans and quoted rate Swingline Loans. If a change in control occurs, each lender has the right to require AutoZone to prepay such lender’s outstanding portion of loans and cash collateralize such lender’s letter of credit obligations, plus any accrued and unpaid fees and interest to the date of prepayment. Each lender must determine whether to require such prepayment during a 20-day period following notice from the Administrative Agent.
     The Credit Facilities contain customary covenants for transactions of this type. The financial covenants include covenants that AutoZone will not permit the ratio of its “Consolidated Adjusted Funded Debt” to “Consolidated EBITDAR” to be greater than 3.00:1.00 at the end of any fiscal quarter and will maintain a minimum ratio of “Consolidated EBITDR” to “Consolidated Interest Expense plus Consolidated Rents” of 2.50:1.00. The Credit Facilities also contain customary events of default, including cross defaults to other obligations. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facilities may be accelerated and become due and payable immediately.
     The Term Loan Facility was amended to make certain defined terms and other provisions conform to corresponding terms and provisions contained in the Four-Year Credit Facility and the Restated Five-Year Credit Facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith
Executive Vice President, General Counsel & Secretary

Dated: May 5, 2006

5